     As filed with the Securities and Exchange Commission on April 26, 2002

                                                         REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 --------------
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 --------------
                                MERCK & CO., INC.
             (Exact name of Registrant as specified in its charter)

          NEW JERSEY                               22-1109110
  (State or other jurisdiction of                 (IRS employer
  incorporation or organization)                identification number)



                                  P.O. BOX 100
                                 ONE MERCK DRIVE
                        WHITEHOUSE STATION, NJ 08889-0100
                                 (908) 423-1000
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                                CELIA A. COLBERT
            VICE PRESIDENT, SECRETARY AND ASSISTANT GENERAL COUNSEL
                                MERCK & CO., INC.
                                  P.O. BOX 100
                                 ONE MERCK DRIVE
                        WHITEHOUSE STATION, NJ 08889-0100
                                 (908) 423-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 --------------
          Approximate date of commencement of proposed sale to public:
   From time to time after the effective date of this Registration Statement.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                 --------------
                         CALCULATION OF REGISTRATION FEE

     TITLE OF EACH CLASS OF         AMOUNT TO BE           PROPOSED         PROPOSED MAXIMUM         AMOUNT OF
           SECURITIES                REGISTERED            MAXIMUM         AGGREGATE OFFERING     REGISTRATION FEE
        TO BE REGISTERED                                 OFFERING PRICE          PRICE(1)
                                                           PER SHARE(1)

     Common Stock, Par Value
     $0.01 per share               6,000,000 Shares      $ 55.15             $ 330,900,000         $ 30,442.80

(1)  Estimated solely for the purpose of computing the registration fee.

     The Registration hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

      Subject to completion, Preliminary Prospectus Dated April 26, 2002.

PROSPECTUS                                           MERCK STOCK INVESTMENT PLAN


         The Merck Stock Investment Plan (the "Plan") of Merck & Co., Inc., a New Jersey corporation ("Merck"), provides participants with a convenient and economical method of purchasing shares of Merck's common stock, $0.01 Par Value per share ("Common Stock"), and reinvesting cash dividends paid on Common Stock in additional shares of Common Stock. Participation in the Plan is open to any registered holder of Common Stock and to any person who becomes a registered holder of Common Stock by enrolling in the Plan, paying a one-time account set-up fee of $5 and either making an initial investment of at least $350 or authorizing automatic monthly cash investments of at least $50. Beneficial owners of Common Stock whose only shares are registered in names other than their own (e.g., held in street name in a brokerage account) are not eligible until they become stockholders of record either by withdrawing the shares from their brokerage account and registering the shares in their own name or by enrolling in the Plan in the same manner as a non-stockholder.

         Participants in the Plan may elect to have the cash dividends paid on all or a percentage of their shares of Common Stock automatically reinvested in additional shares of Common Stock. Participants may also purchase additional shares of Common Stock by making optional cash investments in accordance with the provisions of the Plan. Holders of Common Stock who choose not to participate in the Plan will continue to receive cash dividends on shares of Common Stock registered in their name, as declared, by check or direct deposit.

         Shares of Common Stock purchased by participants in the Plan may be treasury or new issue Common Stock or, at Merck's option, Common Stock purchased in the open market or in negotiated transactions. Treasury or new issue Common Stock is purchased from Merck at the market price on the applicable investment date. The price of Common Stock purchased in the open market or in negotiated transactions is the weighted average price at which the shares are actually purchased.

         The Plan supersedes the Merck & Co., Inc. Automatic Dividend Reinvestment and Cash Payment Plan in its entirety. A complete description of the Plan begins on page 4 of this Prospectus.


         Shares of Common Stock offered under the Plan to persons who are not currently stockholders of Merck are offered through Wells Fargo Brokerage Services, LLC, a registered broker/dealer.

         PLEASE READ THIS PROSPECTUS CAREFULLY BEFORE INVESTING AND RETAIN IT FOR YOUR FUTURE REFERENCE.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

          The date of this Prospectus is April     , 2002.
                                               ----
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such State.

                              AVAILABLE INFORMATION

        Merck is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Merck with the Commission can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, NW, Washington, DC 20549 or by calling the Commission at 1-800-SEC-0330. Such materials also may be accessed through the Commission's Internet Web site located at http://www.sec.gov. Copies of such materials can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, NW, Washington, DC 20549.

         Merck has filed a registration statement on Form S-3 (File
No. 333-________) (the "Registration Statement") with the Commission registering under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. A copy of the Registration Statement may be inspected or obtained in the manner described above. Certain portions of the Registration Statement have been omitted pursuant to the rules and regulations of the Commission. Reference is hereby made to such omitted portions for further information with respect to Merck and the shares of Common Stock offered hereby. Statements contained herein concerning the provisions of certain documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following document filed by Merck with the Commission (File No. 1-3305) pursuant to the Exchange Act is incorporated by reference in this
Prospectus: (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

         All documents filed by Merck with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Merck will provide without charge to each person to whom this Prospectus is delivered (including any beneficial owner of shares of Common Stock), on the request of such person, a copy of the foregoing document incorporated herein by reference (other than certain exhibits to such document). Written or telephone requests should be directed to the Corporate Secretary, Merck & Co., Inc., One Merck Drive, Whitehouse Station, NJ 08889-0100, telephone (908) 423-1000.

                                      MERCK

      Merck & Co., Inc. (the "Company") is a global research-driven pharmaceutical company that discovers, develops, manufactures and markets a broad range of human and animal health products, directly and through its joint ventures, and provides pharmaceutical benefit services through Merck-Medco Managed Care, L.L.C. ("Merck-Medco"). The Company's operations are principally managed on a products and services basis and are comprised of two reportable segments: Merck Pharmaceutical, which includes products marketed either directly or through joint ventures, and Merck-Medco. Merck Pharmaceutical products consist of therapeutic and preventive agents, sold by prescription, for the treatment of human disorders. Merck-Medco revenues are derived from the filling and management of prescriptions and health management programs.

      The following table shows the sales of various categories of the Company's products and services:

                 ($ in millions)                    2001          2000          1999
                 ---------------               ---------     ---------     ---------
      Atherosclerosis ....................     $ 7,179.6     $ 5,805.2     $ 5,093.2
      Hypertension/heart failure .........       4,255.6       4,629.1       4,563.8
      Anti-inflammatory/analgesics .......       2,630.5       2,251.7         578.5
      Osteoporosis .......................       1,759.2       1,275.3       1,043.1
      Respiratory ........................       1,375.7         862.2         501.8
      Vaccines/biologicals ...............       1,022.4         952.0         860.0
      Anti-bacterial/anti-fungal .........         795.4         783.3         772.3
      Ophthalmologicals ..................         672.2         656.2         670.0
      Human immunodeficiency virus ("HIV")         411.0         528.8         664.4
      Anti-ulcerants .....................         354.2         849.4         913.9
      Other Merck products ...............         891.2       1,629.7       1,820.6
      Merck-Medco ........................      26,368.7      20,140.3      15,232.4
                                               ---------     ---------     ---------
           Total .........................     $47,715.7     $40,363.2     $32,714.0
                                               =========     =========     =========

      Human health products include therapeutic and preventive agents, generally sold by prescription, for the treatment of human disorders. Among these are atherosclerosis products, which include Zocor (simvastatin) and Mevacor (lovastatin); hypertension/heart failure products, which include Cozaar (losartan potassium), Hyzaar (losartan potassium and hydrochlorothiazide), Prinivil (lisinopril), Vasotec (enalapril maleate) and Vaseretic (enalapril maleate and hydrochlorothiazide); anti-inflammatory/analgesics, of which Vioxx (rofecoxib), an agent that specifically inhibits COX-2, is the largest-selling; an osteoporosis product, Fosamax (alendronate sodium), for treatment and prevention of osteoporosis; a respiratory product, Singulair (montelukast sodium), a leukotriene receptor antagonist; vaccines/biologicals, of which M-M-R II (measles, mumps and rubella virus vaccine live), Varivax (varicella virus vaccine live), a live virus vaccine for the prevention of chickenpox, and Recombivax HB (hepatitis B vaccine [recombinant]) are the largest-selling; anti-bacterial/anti-fungal products, of which Primaxin (imipenem and cilastatin sodium), Noroxin (norfloxacin) and Cancidas (caspofungin acetate) are the largest-selling; ophthalmologicals, of which Timoptic (timolol maleate), Timoptic-XE (timolol maleate ophthalmic gel forming solution), Trusopt (dorzolamide hydrochloride ophthalmic solution) and Cosopt (dorzolamide hydrochloride and timolol maleate ophthalmic solution) are the largest selling; HIV products, which include Crixivan (indinavir sulfate), a protease inhibitor for the treatment of human immunodeficiency viral infection in adults; and anti-ulcerants, which include Pepcid (famotidine).

      Other Merck products include sales of Proscar (finasteride), which provides for the treatment of symptomatic benign prostatic hyperplasia in men with enlarged prostates, Maxalt (rizatriptan benzoate), an anti-migraine treatment, Propecia (finasteride), which treats male pattern hair loss and Aggrastat (tirofiban hydrochloride), a platelet blocker for treatment of acute coronary syndrome, and other human pharmaceuticals; continuing sales to divested businesses; pharmaceutical and animal health supply sales to the Company's joint ventures; and supply sales to AstraZeneca LP. Also included in this category are rebates and discounts on the Company's pharmaceutical products.

      Merck-Medco primarily includes Merck-Medco sales of non-Merck products and Merck-Medco pharmaceutical benefit services, principally sales of prescription drugs through managed prescription drug programs, as well as services provided through programs to manage patient health and drug utilization.

      In January 2002, the Company announced plans to establish Merck-Medco as a seperate, publicly-traded company. The Company plans an initial public offering of a portion of the new company by mid-2002, subject to market conditions. Alternatives for the distribution of the remaining shares in the new company are under evaluation. The full separation of Merck-Medco should be completed within 12 months of the initial public offering, subject to receipt of an Internal Revenue Service ruling that such an event would be tax-free to shareholders and to other customary conditions.

      Merck provides a more detailed description of its current business and industry segments, including an overview of the regulatory environment within which it and its sudsidiaries operate, in its annual report on Form 10-K filed with the Commission and incorporated by reference herein. A copy of Merck's most recent annual report on Form 10-K can be obtained without charge. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                             DESCRIPTION OF THE PLAN


PURPOSES

     The Plan provides participants with a convenient and economical method of systematically increasing their ownership interest in Merck through purchases of Common Stock and the reinvestment of cash dividends in additional shares of Common Stock.

COMMENCEMENT

     The Plan has been effective since February 1, 1997. Any funds received prior to that time will be held for investment until the next purchase date which is expected to be in the first week of February.

FEATURES

     The Plan has the following features:

         - Open to Non-Stockholders. Persons who do not currently own shares of Common Stock may become participants in the Plan by paying an account set-up fee of $5 and either making an initial investment of at least $350 or authorizing automatic monthly cash investments of at least $50.

         - Automatic Reinvestment of Dividends. Cash dividends paid on all or a specified percentage of shares of Common Stock are automatically reinvested in additional shares of Common Stock.

         - Optional Cash Investments. Participants may make optional cash investments in Common Stock of a minimum of $50 per investment up to an aggregate of $50,000 per year. Optional cash investments may be made by automatic monthly electronic funds transfer or by check or money order at weekly or less frequent intervals, as the participant desires.

         - Full Investment of Plan Funds. Funds invested in the Plan are fully invested through the purchase of fractional shares, as well as full shares. Cash dividends on fractional shares are reinvested in additional shares of Common Stock.

         - Telephone Transactions. Participants may establish telephone privileges for their Plan accounts, enabling them to execute certain Plan orders by phone as follows:

                           -- Sell a portion or all of their Plan shares (If current market value of shares to be sold is $25,000 or less)

                           -- Request a certificate for a portion or all of their full Plan shares

                           --       Change the amount of their monthly
                                    Electronic Funds Transfer

                           --       Terminate their monthly Electronic Funds
                                    Transfer

                           --       Change their reinvestment option. (Example:
                                    Change from full reinvestment to partial reinvestment)

         If you already participate in the Plan and want to receive a form to establish telephone transaction privileges for your account, please call the Plan Administrator at (800) 522-9114.

         - Share Safekeeping. Participants may deposit for safekeeping certificates representing shares of Common Stock held in certificate form, whether or not the shares were issued under the Plan, at no cost to the participants.

         - Account Statements. Account statements detailing each participant's Plan activities are mailed to each participant on a quarterly basis and following each Plan transaction.

CONSIDERATIONS

     You should consider the following prior to participating in the Plan:

     - Brokerage Commissions. Participants pay a brokerage commission of $0.01 for each share of Common Stock purchased or sold for their Plan account in open market transactions. Merck expects that generally all Plan purchases and sales will be effected in open market transactions.

     - Service Fees. Participants also pay a service fee as described herein for certain Plan transactions, including dividend reinvestment and optional cash investments, whether or not the transactions are effected in open market transactions.

     - Investment Timing; Price Risks. Because the prices at which Plan shares are purchased are determined as of specified dates or as of dates otherwise beyond the control of participants, participants may lose certain advantages otherwise available from being able to select the timing of their investment. For example, because the price charged to participants for shares purchased in the open market or in negotiated transactions is the weighted average price at which the shares are actually purchased over a period of up to 5 business days following an investment date, participants may pay a higher price for shares purchased under the Plan than for shares purchased on the investment date outside of the Plan.

     - No Interest Pending Investment. No interest is paid on optional cash investments pending their investment in Common Stock.

ADMINISTRATION

     As of the date of this Prospectus, administration of the Plan, which includes enrolling new participants in the Plan, reinvesting dividends, processing optional cash investments, processing share sale requests, depositing and safekeeping Plan shares, processing requests for certificates, and issuing account statements, is handled by Wells Fargo Shareowner Services(SM) (the "Plan Administrator"). All inquiries and notices (including change of address) concerning your Plan account are handled by Merck and should be directed to:

              Merck & Co., Inc.
              Stockholder Services Department
              P.O. Box 100 (WS 3AB-40)
              Whitehouse Station, NJ 08889-0100

or by telephone at (800) 613-2104 Monday through Friday, between the hours of 8:30 a.m. and 4:00 p.m., Eastern Standard Time.

     Participants may submit enrollment applications, certificate deposits for safekeeping, certificate withdrawal, and share sale requests to the Plan Administrator at the following address:

              Merck & Co., Inc.
              c/o Shareowner Services
              P.O. Box 64855
              St. Paul, MN 55164-0855

     Participants may submit optional cash payments to the following address:

              Shareowner Services
              Dept. 29
              Denver, CO 80281-0029

Shareowner Services can be contacted at (800) 522-9114 between 7:00 a.m. and 7:00 p.m., Central Standard Time, on any business day. Written communications may also be sent to the Plan Administrator by telefax at (651) 552-6999.

     The Plan Administrator is also responsible for purchasing and selling shares of Common Stock for participants' Plan accounts, including the selection of the broker or dealer through which Plan purchases and sales are made. Merck has no control over the times or prices at which the Plan Administrator effects transactions in the open market or the selection of the broker or dealer used by the Plan Administrator to effect open market transactions.

FORMS

     PLAN AUTHORIZATION FORM. A Plan Authorization Form is used to enroll in the Plan and, at the time of enrollment, authorize electronic funds transfers and telephone transaction privileges.

     PLAN TRANSACTION FORM. A Plan Transaction Form is used to make optional cash investments, transfer or sell your Plan shares, deposit your share certificates with the Plan Administrator (if done after enrollment), and terminate your participation in the Plan. A Plan Transaction Form is attached to each account statement mailed to participants.

     ACCOUNT ELECTION FORM. An Account Election Form is used to authorize electronic funds transfers after enrollment or to change the amount of or terminate electronic funds transfers.

     Account Election Forms and additional Plan Authorization Forms and Plan Transaction Forms can be obtained from the Plan Administrator upon request.

ELIGIBILITY

     Any person or entity, whether or not currently a registered holder of Common Stock, may participate in the Plan by enrolling in accordance with the procedures described in "Enrollment and Participation" below. Merck reserves the right to deny, modify, suspend or terminate participation by any person or entity. See "Other Information -- Denial or Termination of Participation by Merck."

ENROLLMENT AND PARTICIPATION

     You may enroll in the Plan at any time by completing a Plan Authorization Form and returning it to the Plan Administrator at the address set forth on the form.

     EXISTING STOCKHOLDERS.

         EXISTING STOCKHOLDERS. If you are a registered holder of Common Stock but not currently participating in the Plan, you must complete a Plan Authorization Form to participate in the new Plan. If you are a beneficial owner of Common Stock whose only shares are held in names other than your own (e.g., held by brokers, trustees or bank nominees), you must complete a Plan Authorization Form and either (a) become a stockholder of record by having the shares registered in your name, or (b) become a stockholder of record by enrolling in the Plan in the same manner as a non-stockholder.

         NON-STOCKHOLDERS. If you are not a registered owner of Common Stock, you must complete a Plan Authorization Form and pay a one-time account set-up fee of $5 PLUS an optional cash investment fee of $5 for a total of $10. You must also make an initial cash investment of at least $350. For automatic monthly cash investments, an initial investment of $50, together with a one time account set up fee $5 is required. A maximum of $50,000 may be initially invested in the Plan.

              EXAMPLE 1: A non-stockholder who wishes to enroll in the Plan by making an initial investment would complete the account authorization form and submit a check made payable to Shareowner Services for $360.00 (initial investment of $350 plus $5 one-time enrollment fee and $5 optional cash investment fee).

              EXAMPLE 2: A non-stockholder who wishes to enroll in the Plan by authorizing monthly electronic investments from his savings or checking account would complete the account authorization form INCLUDING SECTION D (Automatic Cash Withdrawal and Investment) authorizing monthly investments of at least $50. The investor would include a check for at least $55 to cover the one-time account set-up fee of $5 and the first optional cash investment of $50 made payable to Shareowner Services. All subsequent monthly optional cash investments will be electronically debited from the participant's bank account. All monthly cash purchases made by electronic investment will be assessed a $2 transaction fee which will be deducted from the cash investment.

                                   INVESTMENTS

     DIVIDEND REINVESTMENT. As described below, by participating in the Plan, you may have the cash dividends paid on all or a percentage of your shares of Common Stock (net of brokerage commissions and service fees as described below) automatically reinvested in Common Stock on the dividend payment date. THE PAYMENT OF DIVIDENDS ON COMMON STOCK IS AT THE DISCRETION OF MERCK'S BOARD OF DIRECTORS.

REINVESTMENT OPTIONS

     FULL DIVIDEND REINVESTMENT. If you elect the "Full Dividend Reinvestment" option on your Plan Authorization Form, the Plan Administrator will reinvest in additional shares of Common Stock all cash dividends paid on all shares of Common Stock then or subsequently registered in your name and on all shares of Common Stock then or subsequently held in your Plan account, including fractional shares and shares purchased with optional cash investments made under the Plan.

     PARTIAL DIVIDEND REINVESTMENT. If you elect the "Partial Dividend Reinvestment" option on your Plan Authorization Form, you must select the percentage (from 10% to 90%, in increments of 10%) of the total number of shares of Common Stock then or subsequently registered in your name and then or subsequently held in your Plan account with respect to which you want cash dividends reinvested. The Plan Administrator will reinvest in additional shares of Common Stock all cash dividends paid on the specified percentage of shares.

     OPTIONAL CASH INVESTMENTS ONLY. If you elect the "Optional Cash Investments Only" option, you will continue to receive, as declared, by check or direct deposit, cash dividends paid on shares of Common Stock then or subsequently registered in your name and then or subsequently held in your Plan account.

     DIVIDEND PAYMENT DATES. If your Plan Authorization Form is received by the Plan Administrator on or before the record date for a particular dividend, dividend reinvestment will begin with respect to dividends paid on the next dividend payment date. If your Plan Authorization Form is received by the Plan Administrator after the record date, dividend reinvestment will not begin until the dividend payment date following the next record date. Dividends on Common Stock have historically been paid on the first business day of January, April, July, and October. Thus, for example, to begin automatic reinvestment of a dividend expected to be paid on April 1 in a given year, the Plan Administrator should receive your Plan Authorization Form by the first week in March.

CASH INVESTMENTS

     INITIAL CASH INVESTMENT. If you are not a registered owner of Common Stock, you must include an initial cash investment of at least $350 with your completed Plan Authorization Form or authorize automatic monthly cash investments by electronic funds transfer of at least $50. If you include an initial cash investment with your Plan Authorization Form, you must also include a one-time account set-up fee of $5 plus an optional cash investment fee of $5. If you elect to sign up for automatic monthly cash investments of at least $50, you must include at least $50 to cover the first initial investment along with a one-time set-up fee of $5. Subsequent electronic cash investments will be assessed a $2 transaction fee which will be deducted from the investment amount. See "Enrollment and Participation" above. Initial cash investments and payment of the account set-up fee must be made by check or money order payable to "Wells Fargo Shareowner Services" in U.S. funds.

     OPTIONAL CASH INVESTMENTS. Participants may make optional cash investments at any time by personal check, money order or electronic funds transfer from a designated U.S. bank account. Participants may vary their optional cash investments from a minimum of $50 per investment up to a maximum of $50,000 per year. Initial cash investments are included in the month in which they are made for purposes of determining whether the $50,000 maximum has been reached.

     INITIAL AND OPTIONAL CASH INVESTMENTS ARE INVESTED IN SHARES OF COMMON STOCK NET OF BROKERAGE COMMISSIONS AND SERVICE FEES AS DESCRIBED BELOW.

     CHECK OR MONEY ORDER. Optional cash investments made by check or money order must be accompanied by a completed Plan Transaction Form. The Plan Administrator will make every effort to process your cash investment for the next investment date, provided that the funds are received by the Plan Administrator no later than two business days prior to the investment date for an initial cash investment and one business day prior to an investment date for optional cash payments. Otherwise, cash investments are held by the Plan Administrator for investment on the next investment date. (See definition of Cash Investments, above.) Cash investments made by check or money order must be payable to "Wells Fargo Shareowner Services" in U.S. funds. The Plan Administrator will not be liable for any claim arising out of failure to purchase stock on a certain date or at a specific price. This risk should be evaluated by the participant and is a risk that is borne solely by the participant.

     ELECTRONIC FUNDS TRANSFER. In addition to making optional cash investments by check or money order, participants may authorize automatic monthly electronic funds transfers from designated bank accounts. Participants' bank accounts are debited 4 business days prior to the investment date which is generally the third Tuesday or, if the third Tuesday is not a business day, the business day next following the third Tuesday of each month. Participants do not receive any confirmation of the transfer of funds other than as reflected in their monthly Plan account statements and in their bank account statements.

     To authorize electronic funds transfers, complete and sign the automatic funds transfer section of the Plan Authorization Form and return it to the Plan Administrator together with a voided blank check or deposit slip for the account from which funds are to be transferred. Your automatic funds transfers will begin as soon as practicable after the Plan Administrator receives the authorization form. You may change the amount of your monthly transfer or terminate your monthly transfer altogether by completing an EFT Authorization Form and returning it to the Plan Administrator or by contacting the Plan Administrator toll free at (800) 522-9114. To be effective with respect to a particular investment date, your change or termination request must be received by the Plan Administrator at least fifteen business days prior to the investment date.

INVESTMENT DATES

     DIVIDEND REINVESTMENT. Cash dividends are expected to be reinvested on the applicable dividend payment date or, if the dividend payment date is not a business day, the business day next following the dividend payment date.

     INITIAL AND OPTIONAL CASH INVESTMENTS. Initial and optional cash investments are expected to be made on (a) Tuesday of each week or, if Tuesday is not a business day, the business day next following Tuesday or (b) in any week in which a cash dividend is paid, the dividend payment date or, if the dividend payment date is not a business day, the business day next following the dividend payment date.

     NO INTEREST IS PAID ON FUNDS HELD BY THE PLAN ADMINISTRATOR PENDING THEIR INVESTMENT IN COMMON STOCK. ALL OPTIONAL CASH INVESTMENTS, INCLUDING THE INITIAL CASH INVESTMENT, ARE SUBJECT TO THE COLLECTION BY THE PLAN ADMINISTRATOR OF FULL FACE VALUE IN U.S. FUNDS.

     SOURCE OF SHARES. Shares purchased by participants under the Plan are acquired in the open market, negotiated transactions or purchased from treasury or new issue Common Stock that Merck has registered under the Securities Act. The Plan Administrator purchases shares in the open market or in negotiated transactions as soon as practicable (but in no event more than 5 business days) after the applicable investment date, subject to any waiting periods required under applicable securities laws or stock exchange regulations. Merck determines the source or sources of shares used to fulfill Plan requirements and, subject to certain regulatory restrictions on the frequency with which it can change its determination, may change such determination from time to time without notice to Plan participants. Merck expects that generally all Plan purchases will be effected in open market transactions.

     PRICE OF SHARES. The price per share of treasury or new issue Common Stock is the average of the high and low sale prices of the Common Stock (as reported on the New York Stock Exchange Composite Tape) on the applicable investment date or, if the New York Stock Exchange is closed on the investment date, on the next preceding day the New York Stock Exchange is open. The price of shares purchased in the open market or in negotiated transactions is the weighted average price at which the shares are actually purchased for the applicable investment date. All purchases will be made within 5 business days of an investment date. The Plan Administrator may in its discretion commingle participants' funds for the purpose of effecting purchase orders and may offset purchase and sale orders to arrive at a net purchase or sale order. Because the prices at which shares are purchased under the Plan are determined as of specified dates or as of dates otherwise beyond the control of participants, participants may lose any advantage otherwise available from being able to select the timing of their investment.

BROKERAGE COMMISSIONS, SERVICE FEES AND OTHER COSTS

     ACCOUNT SET-UP. Persons who are not registered holders of Common Stock, including persons authorizing automatic monthly cash investments, are charged a one-time account set-up fee of $5. Please note: As mentioned earlier in this prospectus, an optional cash investment transaction fee of $5 will be assessed on all initial investments made by check or money order. The fee must be paid by check or money order and is due at the time of enrollment. The fees must be added to the minimum initial cash investment of $350. A $2 per cash investment fee is assessed on all monthly optional cash investments made by electronic bank transfer.

     BROKERAGE COMMISSIONS. In addition to the service fees discussed below, participants pay a brokerage commission of $0.01 for each share of Common Stock purchased or sold for their Plan account in open market transactions, even if a purchase or sale order is used to offset another Plan order. Merck expects that generally all Plan purchases and sales will be effected in open market transactions. Brokerage commissions payable with respect to Plan purchases are deducted from the amount invested on behalf of participants. Brokerage commissions payable with respect to Plan sales are deducted from the proceeds payable to participants.

     SERVICE FEES. For each dividend reinvestment transaction, participants pay a service fee equal to 4% of the cash dividend reinvested up to a maximum of $2 per transaction. For each optional cash investment made by check or money order, participants pay a service fee of $5, and for each optional cash investment made by automatic electronic funds transfer, participants pay a service fee of $2. Dividend reinvestment and optional cash investment service fees are in addition to brokerage commissions and are deducted from the amount invested on behalf of participants. Participants pay a service fee of $5 in connection with sales of Plan shares. The service fee is in addition to brokerage commissions and is deducted from the proceeds payable to the selling participant.

     COMMISSIONS AND FEES SUBJECT TO CHANGE. The Plan Administrator may change from time to time the amount of commissions and fees charged participants upon 30 days' prior notice to participants.

ACCOUNT STATEMENTS

     The Plan Administrator maintains an account for each Plan participant and sends account statements to each participant as soon as practicable after each quarterly dividend reinvestment and each weekly optional cash investment and after any transfer, sale or withdrawal of Plan shares. The account statements provide participants with records of their purchases and sales and should be retained for tax purposes.

SHARE CERTIFICATES

     Plan purchases are credited to each participant's account and shown on the participant's account statement. Participants do not receive certificates for their Plan shares unless requested. This protects against loss, theft or destruction of stock certificates and reduces Merck's administrative costs associated with the Plan. Participants may obtain certificates for some or all full Plan shares at any time by submitting a Plan Transaction Form to the Plan Administrator or contacting the Plan Administrator toll free at (800) 522-9114. Any remaining full and fractional shares continue to be credited to participants' accounts. Certificates for fractional shares are not issued under any conditions.

SHARE SAFEKEEPING

     At any time beginning with enrollment in the Plan, participants may deposit with the Plan Administrator certificates representing shares of Common Stock, whether or not the shares were acquired under the Plan, at no cost to participants. To use this service, participants must send their certificates to the Plan Administrator with a properly completed Plan Transaction Form. Shares represented by certificates deposited with the Plan Administrator are credited to participants' accounts and thereafter are treated as if acquired under the Plan. Participants are responsible for maintaining their own records of the cost basis of certificated shares deposited with the Plan Administrator. Beneficial owners of Common Stock registered in street or other nominee name may in certain cases be able to electronically transfer their shares from their existing account to a Plan account. Beneficial owners who want to take advantage of this service should contact the Plan Administrator to obtain transfer instructions.

     Merck strongly recommends that participants use registered mail to mail their certificates to the Plan Administrator, insuring the certificates for 2% of the current market value of the shares represented thereby. In any case, participants bear the full risk of loss, regardless of the method used, in the event the certificates are lost.

      PARTICIPANTS SHOULD NOT ENDORSE THEIR CERTIFICATES PRIOR TO MAILING.

SHARE TRANSFERS WITHIN PLAN

     Participants may purchase shares of Common Stock for others by making cash investments on their behalf. To do this, you need only complete a Plan Authorization Form in the name of the recipient and return the completed form to the Plan Administrator together with the one-time account set-up fee of $5, a $5 optional cash investment fee (not required for automatic monthly cash investments) and either an initial investment of at least $350 or an authorization for automatic monthly cash investments of at least $50.

     Plan shares also may be transferred to a Plan account of another person subject to compliance with any applicable laws. To do this, participants must complete a Plan Transaction Form and return the completed Plan Transaction Form, together with an executed stock assignment, to the Plan Administrator. The signature of the transferring participant on the stock assignment must be Medallion guaranteed by an eligible financial institution. Stock assignments can be obtained from the Plan Administrator. If the person to whom the shares are gifted or transferred is not a participant in the Plan, the Plan Administrator will automatically open an account for the person and enroll him or her in the Plan.

     Participants may not pledge or grant a security interest in Plan shares or transfer Plan shares outside of the Plan unless certificates representing the shares have been issued by the Plan Administrator.

SALE OF SHARES

     Participants may sell some or all of their Plan shares by submitting the appropriate information on the Plan Transaction Form or by submitting a written request to the Plan Administrator. If the current market value of the shares requested to be sold is $25,000 or less, and the participant has previously authorized telephone transactions, a participant may sell Plan shares by contacting the Plan Administrator toll free at (800) 522-9114. The Plan Administrator may match or offset participants' sales orders against one or more purchase orders of other participants in the Plan. If not offset, the Plan Administrator executes the order on behalf of the participant in the open market or in negotiated transactions. The Plan Administrator may sell Plan shares to Merck. After settlement of the sale, the Plan Administrator will send the participant a check for the net proceeds of the sale. The proceeds received by the participant are based on the weighted average price at which the shares were sold less brokerage commissions, service fees charged by the Plan Administrator, and applicable transfer taxes.

     THE PLAN ADMINISTRATOR WILL MAKE EVERY EFFORT TO PROCESS YOUR SALE ORDER ON THE NEXT BUSINESS DAY FOLLOWING RECEIPT OF YOUR PROPERLY COMPLETED REQUEST, PROVIDED THAT INSTRUCTIONS ARE RECEIVED BEFORE 5:00 P.M. CST (SALE REQUESTS INVOLVING MULTIPLE TRANSACTIONS MAY EXPERIENCE A DELAY). THE PLAN ADMINISTRATOR WILL NOT BE LIABLE FOR ANY CLAIM ARISING OUT OF FAILURE TO SELL STOCK ON A CERTAIN DATE OR AT A SPECIFIC PRICE. THIS RISK SHOULD BE EVALUATED BY THE PARTICIPANT AND IS A RISK THAT IS BORNE SOLELY BY THE PARTICIPANT.

TERMINATION

     Participants may terminate their participation in the Plan by submitting the appropriate information on a Plan Transaction Form or by submitting a written request to the Plan Administrator. If the current market value of a participant's Plan account is $25,000 or less, and the participant has previously authorized telephone transactions, a participant may terminate his or her participation in the Plan by contacting the Plan Administrator toll free at
(800) 522-9114. Termination requests must be received by the Plan Administrator three days prior to the record date to be effective as to the next cash dividend. Any such notice received after a dividend record date shall not be effective until dividends paid for such record date have been credited to the participant's account. If a participant sends notice of termination or a request to sell to the Plan Administrator between the record date and the payable date for a stock distribution, the request will not be processed until the stock distribution is credited to the participant's account. In addition, termination requests of participants making optional cash investments by electronic funds transfers must be received by the Plan Administrator at least 15 business days prior to the scheduled investment date to ensure that the request is effective as to the next optional cash investment.

     Upon termination of a participant's participation in the Plan, unless the participant has requested on the Plan Transaction Form that some or all Plan shares be sold, the Plan Administrator will send the participant a certificate representing the number of full shares in the participant's Plan account and a check in the amount of the market value of any fractional share. If a participant so requests on the Plan Transaction Form, the Plan Administrator will sell some or all Plan shares on behalf of the participant. After settlement of the sale, the Plan Administrator will send the participant a check in the amount of the net proceeds of the sale (plus the market value of any fractional Plan share) and a certificate representing any full Plan shares not sold. The net proceeds received by the participant are based on the weighted average price at which the shares were sold less brokerage commissions of $ .01 per share, a $5 sale fee charged by the Plan Administrator, and applicable transfer taxes.

     After termination, previous participants may re-enroll in the Plan by submitting a new Plan Authorization Form and complying with all other enrollment procedures (see "Enrollment and Participation"). In order to minimize unnecessary Plan administrative costs and to encourage use of the Plan as a long-term investment vehicle, Merck reserves the right to deny participation in the Plan to previous participants who Merck or the Plan Administrator believes have been excessive in their enrollment and termination.

OTHER INFORMATION

     STOCK DIVIDENDS AND STOCK SPLITS. Any shares distributable to a Plan participant pursuant to a stock dividend or stock split by Merck on shares registered in the name of or credited to the account of a Participant under the Plan will be added to the Participant's account and not mailed or delivered directly to the Participant. The Participant, however, may request Merck to issue certificates for such stock dividends or split shares once they are added to the Participant's account (see "Share Certificates" page 9). If a participant sends notice of termination or a request to sell to the Plan Administrator between the record date and the payable date for a stock distribution, the request will not be processed until the stock distribution is credited to the participant's account.

     DIVIDEND AND VOTING RIGHTS. Dividend and voting rights of shares purchased under the Plan commence upon settlement of the transaction, which normally is three business days after purchase. Shares of Common Stock purchased on or within two business days prior to a dividend record date are considered "ex-dividend" and therefore not entitled to payment of that dividend.

     VOTING OF PLAN SHARES. For each meeting of stockholders, participants receive proxy materials that allow them to vote their Plan shares by proxy. Alternatively, participants can elect to vote their Plan shares in person at the meeting.

     LIMITATION OF LIABILITY. In administering the Plan, neither Wells Fargo, the Plan Administrator nor the Independent Agent is liable for any good faith act or omission to act, including but not limited to any claim of liability (a) arising out of the failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death, (b) with respect to the prices or times at which shares are purchased or sold, or
(c) as to the value of the shares acquired for participants. Merck reserves the right to interpret and regulate the Plan as it deems necessary or advisable in connection with the Plan's operations.

     MODIFICATION OR TERMINATION OF THE PLAN. Merck may suspend, modify or terminate the Plan at any time in whole or in part or with respect to participants in certain jurisdictions. Notice of such suspension, modification or termination will be sent to all affected participants. No such event will affect any shares then credited to a participant's account. Upon any whole or partial termination of the Plan by Wells Fargo, each affected participant will receive a certificate for all full Plan shares and a check in the amount of the market value of any fractional Plan share.

     DENIAL OR TERMINATION OF PARTICIPATION BY WELLS FARGO. At the direction of Wells Fargo, the Plan Administrator may terminate a participant's participation in the

Plan if the participant does not own at least one full share in the participant's name or held through the Plan. Merck also reserves the right to deny, modify, suspend or terminate participation in the Plan by otherwise eligible persons to the extent Merck deems it advisable or necessary in its discretion to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the Plan. Participants whose participation in the Plan is terminated will receive certificates for all full Plan shares and a check in the amount of the market value of any fractional Plan share.

                         FEDERAL INCOME TAX INFORMATION


     THE INFORMATION SET FORTH BELOW SUMMARIZES CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. THE INFORMATION IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL SUCH CONSEQUENCES, NOR IS IT INTENDED TO BE A DESCRIPTION OF ANY KIND OF THE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. THE DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES MAY BE AFFECTED BY FUTURE LEGISLATION, IRS RULINGS AND REGULATIONS AND/OR COURT DECISIONS. FOR THAT REASON, PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES, AS WELL AS THE STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES, OF PARTICIPATION IN THE PLAN.

FEDERAL INCOME TAX CONSEQUENCES

     DIVIDEND INCOME. Reinvested dividends are treated for federal income tax purposes in the same manner as if the participant had received the dividends in cash on the applicable dividend payment date.

     COST BASIS OF SHARES. For federal income tax purposes, the cost basis of shares purchased with reinvested dividends or optional cash investments is the purchase price of the shares.

     GAINS AND LOSSES FROM THE SALE OF SHARES. Participants do not realize any taxable income from the issuance of certificates representing Plan shares. Participants may realize gain or loss, however, at the time the shares are sold by the Independent Agent or by the participants after withdrawal of the shares from the Plan. The amount of realized gain or loss, if any, is based on the difference between the amount the participant receives for the shares and the cost basis of the shares.

     IRS REPORTS. The Plan Administrator reports dividend income to participants and the IRS on Form 1099-DIV. The Plan Administrator reports the proceeds from the sale of Plan shares to the selling participants and the IRS on Form 1099-B.

DIVIDENDS SUBJECT TO WITHHOLDING

     A participant's dividends are subject to federal withholding if the participant fails to provide a taxpayer identification number to the Plan Administrator. Dividends of participants residing in certain foreign countries may also be subject to federal withholding. In any case in which federal income taxes are required to be withheld, the Plan Administrator reinvests an amount equal to the dividends less the amount of tax withheld. For IRS reporting purposes, the amount of the dividend withheld is included in the dividend income.

                                 USE OF PROCEEDS

     The proceeds from the sales of treasury or new issue Common Stock pursuant to the Plan, if any, would be used for general corporate purposes. Merck has no basis for estimating either the number of shares of Common Stock that will ultimately be sold pursuant to the Plan or the prices at which such shares will be sold. Merck expects that generally all Plan purchases and sales will be effected in open market transactions.

                                     EXPERTS

     The consolidated financial statements of Merck and subsidiaries as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, incorporated by reference herein, have been incorporated herein in reliance upon the report of Arthur Andersen, LLP, independent public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                          SUMMARY OF PLAN SERVICE FEES

Account Set-up..................................................................   $5
  One-time charge for non-stockholders
Optional Cash Investments by check or money order........................          $5
  Fee is assessed on each investment mailed to the administrator -- if multiple investments are made for one investment date, a $5 fee will be charged for each optional cash investment processed for that investment date.
Optional Cash Investments by electronic funds transfer..........................   $2
Dividend Reinvestment (per dividend reinvested).................................   4% of the dividend to be reinvested
  The fee is deducted from the dividend amount.                                    or $2, whichever is smaller
Sales (full or partial).........................................................   $5
   Fee is assessed for each sale request -- the sale fee and brokerage commissions are deducted from the sale proceeds.
Brokerage Commissions...........................................................   $.01 per share purchased or sold
  Brokerage commissions apply to all share purchases and sales, including dividend reinvestment.
                                                                                   ***At its discretion, Merck may charge
                                                                                   a fee for researching information
Copies of Prior Year Account Statements.........................................   that is more than one year old.

The following services are provided at no cost to the participant:

-        Certificate withdrawal requests

-        Safekeeping of plan shares

-        Full or partial transfer of plan shares

-        Copies of account statements for the current year

                                TABLE OF CONTENTS



Available Information                                                          2
Incorporation of Certain Documents by Reference                                2
Merck                                                                          3
Description of the Plan                                                        4
Purposes                                                                       4
Commencement                                                                   4
Features                                                                       4
Considerations                                                                 5
Administration                                                                 6
Forms                                                                          6
Eligibility                                                                    6
Enrollment and Participation                                                   6
Investments                                                                    7
Brokerage Commissions, Service Fees and Other Costs                            9
Account Statements                                                             9
Share Certificates                                                             9
Share Safekeeping                                                             10
Share Transfers Within Plan                                                   10
Sale of Shares                                                                10
Termination                                                                   10
Other Information                                                             11
Federal Income Tax Information                                                12
Federal Income Tax Consequences                                               12
Dividends Subject to Withholding                                              12
Use of Proceeds                                                               12
Experts                                                                       12
Summary of Plan Services Fees                                                 13


     NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MERCK & CO., INC. ("MERCK") SINCE THE DATE HEREOF. NO DEALER, BROKER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING CONTAINED IN THIS PROSPECTUS, AND INFORMATION OR REPRESENTATIONS NOT HEREIN CONTAINED, IF GIVEN OR MADE, MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MERCK. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE.

                                   PROSPECTUS


                                    [GRAPHIC]


                              STOCK INVESTMENT PLAN

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The Company estimates that expenses, other than underwriting compensation, in connection with the offering described in this Registration Statement, will be as follows:

         Registration Fee......................     $ 30,443
         Printing Expense......................       24,000
         Mailing Expense.......................       60,000
         Miscellaneous.........................       14,000
                                                    ---------
         Total.................................     $128,443


ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

         The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law, or (c) resulted in receipt by the director or officer of an improper personal benefit.

         The Company's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the laws of the state of New Jersey, directors and officers of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders, except that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its stockholders, (b) not in good faith or involving a knowing violation of law, or
(c) resulting in receipt by such person of an improper personal benefit.

         The By-Laws of the Company provide that a former, present, or future director, officer, or employee of the Company or the legal representative of any such director, officer, or employee shall be indemnified by the Company:

         (a) against any reasonable costs, disbursements and counsel fees paid or incurred where such person has been successful in the defense on the merits or otherwise of any pending, threatened, or completed civil, criminal, administrative, or arbitrative action, suit, or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit, or proceeding, or in defense of any claim, issue, or matter therein, brought by reason of such person's being or having been such director, officer, or employee, and

         (b) with respect to the defense of any such action, suit, proceeding, inquiry, or investigation for which indemnification is not made under (a) above, against reasonable costs, disbursements (which shall include amounts paid in satisfaction of settlements, judgments, fines, and penalties, exclusive, however, of any amount paid or payable to the Company), and counsel fees if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and in connection with any criminal proceedings such person also had no reasonable cause to believe the conduct was unlawful, with the determination as to whether the applicable standard of conduct was met to be made by a majority of the members of the Board of Directors (sitting as a Committee of the Board) who were not parties to such inquiry, investigation, action, suit, or proceeding or by any one or more disinterested counsel to whom the question may be referred by the Board of Directors, provided, however, in connection with any proceeding by or in the right of the Company, no indemnification shall be provided as to any person adjudged by any court to be liable to the Company except as and to the extent determined by such court.

         The Company enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that the Company agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the Business Corporation Act of the state of New Jersey, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof. Without limiting the generality of the foregoing, the Company agrees to hold harmless and indemnify its directors and officers to the fullest extend permitted by applicable law against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending, or completed claim, action, suit, or proceeding by reason of the fact that they were, are, shall be, or shall have been a director or officer of the Company, or are or were serving, shall serve, or shall have served, at the request of the Company, as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.

ITEM 16.      EXHIBITS.

              2.1         Master Restructuring Agreement dated as of June 19,
                          1998 between Astra AB, Merck & Co., Inc., Astra Merck
                          Inc., Astra USA Inc., KB USA, L.P., Astra Merck
                          Enterprises, Inc., KBI Sub Inc., Merck Holdings, Inc.
                          and Astra Pharmaceuticals, L.P. (Portions of this
                          Exhibit are subject to a request for confidential
                          treatment filed with the Commission) (Incorporated by
                          reference to Form 10-Q Quarterly Report for the period
                          ended June 30, 1998)
              5           Opinion and Consent of Celia A. Colbert, Esq.
              23(a)       Consent of Arthur Andersen, LLP
              23(b)       Consent of Counsel (included in Exhibit 5)
              24          Power of Attorney (included in signature page hereto)

ITEM 17.      UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement ( or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


provided, however, that Paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described under Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted against the Registrant by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has theretofore been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Merck & Co., Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Whitehouse Station, state of New Jersey, on this 23rd day of April, 2002.

                                                  Merck & Co., Inc.

                                           By: /s/ Raymond V. Gilmartin
                                               -------------------------
                                                  Raymond V. Gilmartin
                                                  Chairman, President and Chief
                                                  Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Celia A. Colbert or Kenneth C. Frazier, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           SIGNATURE                     TITLE                               DATE
           ---------                     -----                               ----
/s/ Raymond V. Gilmartin
-------------------------       Chairman, President and Chief          April 23, 2002
Raymond V. Gilmartin            Executive Officer

/s/ Judy C. Lewent
-------------------------       Executive Vice President and Chief     April 23, 2002
Judy C. Lewent                  Financial Officer

/s/ Richard C. Henriques, Jr.
-----------------------------   Vice President, Controller -           April 23, 2002
Richard C. Henriques, Jr.       Principal Accounting Officer


/s/ Lawrence A. Bossidy
----------------------------
Lawrence A. Bossidy                            Director          April 23, 2002

/s/ William G. Bowen
----------------------------
William G. Bowen                               Director          April 23, 2002

/s/ Johnnetta B. Cole
----------------------------
Johnnetta B. Cole                              Director          April 23, 2002

/s/ Niall FitzGerald
----------------------------
Niall FitzGerald                               Director          April 23, 2002

/s/ William B. Harrison, Jr.
----------------------------
William B. Harrison, Jr.                       Director          April 23, 2002

/s/ William N. Kelley
----------------------------
William N. Kelley                              Director          April 23, 2002

/s/ Heidi G. Miller
----------------------------
Heidi G. Miller                                Director          April 23, 2002

/s/ Edward M. Scolnick
----------------------------
Edward M. Scolnick                             Director          April 23, 2002

/s/ Thomas E. Shenk
----------------------------
Thomas E. Shenk                                Director          April 23, 2002

/s/ Anne M. Tatlock
----------------------------
Anne M. Tatlock                                Director          April 23, 2002

/s/ Samuel O. Thier
----------------------------
Samuel O. Thier                                Director          April 23, 2002

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------


                                    EXHIBITS

                                   FILED WITH

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                         SECURITIES EXCHANGE ACT OF 1933

                                ----------------


                                MERCK & CO., INC.
             (Exact name of Registrant as specified in its charter)

                           INDEX TO EXHIBITS


                                                                 SEQUENTIALLY
                                                                 NUMBERED
EXHIBIT NUMBER                     EXHIBIT                       PAGE
--------------                     -------                       ------------

         2.1 Master Restructuring Agreement dated as of June 19, 1998 between Astra AB, Merck & Co., Inc., Astra Merck Inc., Astra USA, Inc., KB USA, L.P., Astra Merck Enterprises, Inc., KBI Sub Inc., Merck Holdings, Inc. and Astra Pharmaceuticals, L.P. (Portions of this Exhibit are subject to a request for confidential treatment filed with the Commission) (Incorporated by reference to Form 10-Q Quarterly Report for the period ended June 30, 1998)

         5     Opinion and Consent of Celia A. Colbert

         23(a) Consent of Arthur Andersen LLP

         23(b) Consent of Counsel (included in Exhibit 5)

         24    Power of Attorney (included in signature page hereto)